UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 24, 2012

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 24, 2012, SCBT Financial Corporation (“SCBT”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Columbia, South Carolina.  At the Annual Meeting, there were present in person or by proxy 12,304,907 shares of SCBT’s common stock, representing 87.54% of the total outstanding eligible votes.  At the Annual Meeting, the shareholders of SCBT (1) elected five members of the Board of Directors, (2) ratified the appointment of Dixon Hughes Goodman LLP as SCBT’s independent registered public accountants, and (3) approved the 2012 Omnibus Stock and Performance Plan.  The voting results for each proposal are as follows:

1) Approval of a proposal to elect the following individuals as directors of SCBT:

Nominees for Director	Votes For	Votes Withheld

M. Oswald Fogle	10,099,801	560,018
Herbert G. Gray	10,058,409	601,410
Cynthia A. Hartley	10,112,645	547,174
Thomas E. Suggs	7,524,471	3,135,348
Kevin P. Walker	10,166,877	492,942

Each elected director received at least 70% of the voted shares in favor of their election.

The following individuals continue to serve as directors until our Annual Meeting in the year indicated:

Directors Whose Terms Will Expire in 2015
M. Oswald Fogle
Herbert G. Gray
Cynthia A. Hartley
Thomas E. Suggs
Kevin P. Walker

Directors Whose Terms Will Expire in 2014
Luther J. Battiste, III
Robert R. Hill, Jr.
Ralph W. Norman
Alton C. Phillips

Directors Whose Terms Will Expire in 2013
Robert R. Horger
Jimmy E. Addison
Harry M. Mims, Jr.
James W. Roquemore
John W. Williamson, III

2) Approval to ratify the appointment of Dixon Hughes Goodman LLP as SCBT’s auditors for the fiscal year ending December 31, 2012:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	11,968,014	85.14%	97.27%
Voting Against	47,237	0.34%	0.38%
Abstain From Voting	289,656	2.06%	2.35%
Total	12,304,907	87.54%	100.00%

3) Approval of the 2012 Omnibus Stock and Performance Plan:

	Votes	% of Shares Outstanding	% of Shares Voted

Voting For	9,629,446	68.51%	90.34%
Voting Against	528,047	3.76%	4.95%
Abstain From Voting	502,322	3.57%	4.71%
Non-votes	1,645,087	11.70%
Uncast	5	0.00%
Total	12,304,907	87.54%	100.00%

There were 1,645,057 broker non-votes with respect to proposals 1 and 3 which are non-routine proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date:	April 26, 2012	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer